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                                    Exhibit 5
                      OPINION OF PRESTON GATES & ELLIS LLP



                                February 9, 2001


VoiceStream Wireless Corporation
12920 SE 38th Street
Bellevue, Washington 98006


         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with the registration of 12,234,201 shares of common stock, par value $.001 per share (the "Common Shares") of VoiceStream Wireless Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Common Shares by the selling shareholders, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that:

        The Common Shares being registered are, or will be at the time of issuance by the Company, legally issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     PRESTON GATES & ELLIS LLP


                                                     By: /s/ RICHARD B. DODD
                                                     --------------------------
                                                     Richard B. Dodd